As filed with the Securities and Exchange Commission on June 18, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATHERSYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4864095
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3201 Carnegie Avenue Cleveland, Ohio	44115-2634
(Address of Principal Executive Offices)	(Zip Code)

Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan

(Amended and Restated Effective June 18, 2013)

(Full title of the plan)

Dr. Gil Van Bokkelen

Chief Executive Officer

Athersys, Inc.

3201 Carnegie Avenue

Cleveland, Ohio 44115-2634

(216) 431-9900

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.001 per share	6,000,000	$1.635	$9,810,000	$1,338.08

(1)	Represents maximum number of additional shares of common stock of the Registrant, par value $0.001 per share (“Common Stock”), issuable pursuant to the Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan (Amended and Restated Effective June 18, 2013) (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, on the basis of the average of the high and low prices of the Common Stock on the NASDAQ Capital Market on June 11, 2013, within five business days prior to filing.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Athersys, Inc., a Delaware corporation formerly named BTHC VI, Inc. (the “Registrant”), for the purpose of registering an additional 6,000,000 shares of common stock, par value $0.001 per share, of the Registrant under the Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan (Amended and Restated Effective June 18, 2013) (the “Plan”). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of its Registration Statements on Form S-8, Registration Nos. 333-147380 and 333-175023, relating to the Plan, except that the provisions contained in Part II of such earlier Registration Statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan (Amended and Restated Effective June 18, 2013) (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K (Commission No. 001-33876) filed with the Commission on June 18, 2013)

5.1	Opinion of Jones Day

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Jones Day (Included in Exhibit 5.1)

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 18th day of June, 2013.

ATHERSYS, INC.

By:	/s/ Gil Van Bokkelen
Gil Van Bokkelen Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date
/s/ Gil Van Bokkelen Gil Van Bokkelen	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 18, 2013

* Laura K. Campbell	Vice President of Finance (Principal Financial and Accounting Officer)	June 18, 2013

* John J. Harrington Ph.D.	Executive Vice President, Chief Scientific Officer and Director	June 18, 2013

* Lee E. Babiss	Director	June 18, 2013

* Ismail Kola	Director	June 18, 2013

* Lorin J. Randall	Director	June 18, 2013

* Kenneth H. Traub	Director	June 18, 2013

* Jack L. Wyszomierski	Director	June 18, 2013

*	This registration statement has been signed on behalf of the above officers and directors by Gil Van Bokkelen, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this registration statement.

By:	/s/ Gil Van Bokkelen
Gil Van Bokkelen Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan (Amended and Restated Effective June 18, 2013) (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K (Commission No. 001-33876) filed with the Commission on June 18, 2013)

5.1	Opinion of Jones Day

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Jones Day (Included in Exhibit 5.1)

24.1	Power of Attorney